Exhibit List

EXHIBIT                    DESCRIPTION
-------                    -----------
99.1                       Signatures

                                                                    EXHIBIT 99.1

This statement on Form 4 is filed by Burns, Philp & Company Limited, Burns Philp Investments Pty Limited and Burns Philp Microbiology Pty Limited.

Name of Designated Filer:               Burns, Philp & Company Limited
Issuer and Ticker Symbol:               Nutrition 21, Inc. (NXXI)
Date of Event Requiring Statement:      July 26, 2004



Burns, Philp & Company Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Company Secretary and Group Legal Counsel

Burns Philp Investments Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary

Burns Philp Microbiology Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary